EXHIBIT 11.1

                                   FRED'S, INC.

                        COMPUTATION OF NET INCOME PER SHARE
                                    (unaudited)

                               (in thousands, except
                              for per share amounts)


                                        Years Ended
                            -------------------------------------
                            February 3,  January 28,  January 29,
                               1996         1995         1994
                            -----------  -----------  -----------
Primary net income per
share
- ----------------------

 Net income                   $2,733       $8,373       $9,742
                               =====        =====        =====

 Weighted average number
   of common shares
   outstanding during
   the period                  9,322        9,307        9,307

 Additional shares
   attributable to common
   stock equivalents              -            -            -
                               -----        -----        -----

                               9,322        9,307        9,307
                               =====        =====        =====

 Net income per share         $  .29       $  .90       $ 1.05
                               =====        =====        =====

Fully diluted net income
per share
- ------------------------

 Net income                   $2,733       $8,373       $9,742
                               =====        =====        =====

 Weighted average number
   of common shares out-
   standing during the
   period                       9,322        9,307        9,307

 Additional shares
   attributable to common
   stock equivalents              -            -            -
                               -----        -----        -----

                               9,322        9,307        9,307
                               =====        =====        =====

 Net income per share         $  .29       $  .90       $ 1.05
                               =====        =====        =====